Press Release

Federated Investors, Inc. to Acquire Majority Interest in London-based integrated ESG Manager Hermes Investment Management from BT Pension Scheme

- **Hermes manages $44.6 billion (£33.0 billion) emphasizing active investment strategies and stewardship**
- **BTPS remains substantial minority shareholder and client**
- **Hermes' people, processes, organizational structures and locations to remain in place**

(Pittsburgh, PA, April 13, 2018) — Federated Investors, Inc. (NYSE: FII), one of the largest investment managers in the United States, today announced an agreement to acquire a majority interest in Hermes Fund Managers Limited, which operates Hermes Investment Management, a pioneer of ESG investment processes, from BT Pension Scheme (BTPS).

Upon closing, Federated will pay £246 million (approximately $350 million) to BTPS for a 60 percent interest in Hermes. Federated will fund the transaction through a combination of cash and an existing revolving credit facility. BTPS will retain a 29.5 percent share in Hermes and will continue to invest in Hermes' strategies as a client. Certain members of Hermes' management will hold an aggregate 10.5 percent interest in Hermes.

Federated will hold a conference call to discuss the acquisition of Hermes at 9 a.m. Eastern on April 13, 2018. (See Conference Call Information below for details on how to access the call.)

The agreement has been approved by the boards of Federated and BTPS and is subject to approval of regulatory authorities in the U.K., Singapore and other jurisdictions. The transaction also is subject to satisfaction of other agreed-upon conditions, and is expected to be completed during the second half of 2018. Hermes' headquarters will remain in London, operating as a subsidiary of Federated Investors, Inc. Upon completion of the transaction, Hermes will retain its own board, chaired by an independent non-executive chairman, comprising representatives from Federated, BTPS and Hermes' executive leadership, as well as two further independent non-executive directors.

After completion of the transaction, Federated will have the opportunity to purchase and BTPS will have the option to sell additional shares of Hermes from BTPS over the next three to six years pursuant to certain put/ call provisions.

Hermes provides 16 differentiated strategies in high-active share equities, credit and private markets, including real estate, infrastructure and private equity, serving more than 550 clients through wholesale and institutional

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Federated to Acquire Majority Interest in Hermes **Page 2 of 4**

markets. Hermes also advises $453.7 billion (£336.1 billion) through its Hermes Equity Ownership Services (EOS) division.

"The agreement with BTPS brings to Federated great people, a growing global client base, a history of strong performance and one of the world's leading active ESG investment and engagement businesses," said J. Christopher Donahue, president and chief executive officer of Federated Investors. "This is a growth opportunity for both Federated and Hermes, with Hermes' range of investment strategies serving as effective complements to Federated's existing strategies in equity, fixed income and cash management. In addition, Hermes' capabilities and client relationships in the U.K., the rest of Europe and the Asia-Pacific region significantly broaden Federated's distribution capabilities."

"We are pleased BTPS and Hermes chose to work with Federated, and we are excited about the prospects this agreement brings to all of our businesses," said Gordon J. Ceresino, president and chief executive officer of Federated Investors (UK) LLP. "As the investment management landscape evolves, we will work together to evaluate business opportunities and develop new strategies for our clients."

"The power of stewardship, delivered through active engagement with companies, has been an intrinsic belief since Hermes was established 35 years ago," said Saker Nusseibeh, chief executive of Hermes Investment Management Limited. "Through this opportunity, the same Hermes investment and stewardship teams will remain dedicated to our investment philosophies in London, while our products and services gain greater exposure through the network of 8,500 financial intermediaries and institutions that already do business with Federated."

Paul Spencer, chair of the BTPS Trustee, said, "Hermes has delivered excellent investment performance and stewardship to the Scheme over many years, operating initially as our in-house manager and in recent years, building on this capability to develop a strong multi-client business. This transaction is the next step in the evolution of Hermes, as it continues to expand its global business. In Federated, we have identified a firm with shared values and beliefs that will both help grow Hermes and ensure the continued focus on delivering excellent investment performance and stewardship for the Scheme, in the interests of our members. We look forward to working with Hermes and Federated in the years ahead and wish the business well as it embarks on this next exciting chapter."

The combined organization would have approximately $442.2 billion (£327.6 billion) in assets under management. In the agreement, Federated's lead financial advisor was Citigroup Global Markets Inc., with additional representation from Barclays Capital; BTPS was represented by PwC and Allen and Overy; and Hermes was represented by Fenchurch Advisory Partners LLP.

Conference Call Information

Federated will host a conference call to discuss the agreement at 9 a.m. Eastern on April 13, 2018. Those wishing to participate should call 877- 407-0782 (in the U.S.) or 201- 689-8567 (outside the U.S.) prior to the 9 a.m. start time. The call may also be accessed in real time via the **About Federated** section of **FederatedInvestors.com**. A replay will be available from approximately 12:30 p.m. Eastern on April 13, 2018 until April 20, 2018 by calling

Federated to Acquire Majority Interest in Hermes Page 3 of 4 877-481-4010 (in the U.S.) or 919-882-2331 (outside the U.S.) and entering access code 27850. An online replay will be available via FederatedInvestors.com for one year. Certain analyst presentation materials that Federated may use that describe certain details about BTPS, Hermes and the acquisition also are available via the About Federated section of FederatedInvestors.com . The information contained in the analyst presentation materials is intended to be considered in the context of Federated’s filings with the Securities and Exchange Commission and other public announcements. Federated undertakes no duty or obligation to publicly upd ate or revise that information, although it may do so from time to time. BT Pension Scheme BT Pension Scheme (“BTPS” or the “Scheme”) is one of the UK’s largest corporate defined benefit (DB) pension schemes with assets of over £49.3 billion (as of 30 June 2017) and 297,454 scheme members. This press release is issued and approved by BT Pension Scheme Limited of 1 America Square, 17 Crosswall, London EC3N 2LB. This document is not an offer to sell or an invitation to apply for any product or service of BTPSM Limited. For more information, visit www.btpensions.net. Hermes Investment Management We are an asset manager with a difference. We believe that, while our primary purpose is helping beneficiaries retire better by providing world class active investment management and stewardship services, our role goes further. We believe we have a duty to deliver holistic returns – outcomes for our clients that go far beyond the financial and consider the impact our decisions have on society, the environment and the wider world. Our goal is to help people invest better, retire better and create a better society for all. We manage £33.0 billion in assets and offer clients a broad range of specialist, high conviction investment strategies spanning listed equities, cred it, real estate, infrastructure, private equity and private debt. In Hermes EOS, we have one of the industry’s lead ing engagement resource, advising on £336.1 billion of assets. For more information, visit www.hermes-investment.com. Federated Investors, Inc. Federated Investors, Inc. is one of the largest investment managers in the United States, managing $397.6 billion in assets as of Dec. 31, 2017. With 108 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. For more information, visit FederatedInvestors.com. ### Certain statements in this press release, such as those related to the structure of the transaction, future transaction prospects, growth opportunities, and the closing date of the transaction, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the possibility that Federated does not successfully complete

Federated to Acquire Majority Interest in Hermes Page 4 of 4 the acquisition or completes the transaction in a manner or timetable different from that described above, as well as the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.